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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
OPTIO SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

May 25, 2001

Dear Shareholder:

    On behalf of the Board of Directors and management of Optio Software, Inc., we cordially invite you to attend the Annual Meeting of Shareholders to be held on Thursday, June 21, 2001, at 9:00 a.m., local time, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005.

    At the Annual Meeting, the shareholders will be asked to:

  1.
  elect two (2) directors for a three-year term;

  2.
  ratify the appointment of Ernst & Young LLP as Optio Software, Inc.'s independent auditors for the fiscal year ending January 31, 2002; and

  3.
  transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

    We have included a copy of Optio Software, Inc.'s Annual Report to Shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes the audited financial statements for the fiscal year ended January 31, 2001 as well as information about the Company's operations, markets, products and services.

    It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

    Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

                      Sincerely,

                      C. Wayne Cape
                       Chairman of the Board of Directors and
                      Chief Executive Officer

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
(770) 576-3500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 21, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005 (the "Company") will be held on Thursday, June 21, 2001, at 9:00 a.m., local time (the "Annual Meeting"), at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005, to consider and act upon:

  1.
  the election of two (2) directors to the Company's Board of Directors;

  2.
  proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company's current fiscal year; and

  3.
  such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 9, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

                      By Order of the Board of Directors,

                      C. Wayne Cape
                       Chairman of the Board of Directors and
                      Chief Executive Officer

May 25, 2001
Atlanta, Georgia

IMPORTANT

  YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
(770) 576-3500

PROXY STATEMENT
FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD
JUNE 21, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

     Shareholders Meeting

    This Proxy Statement and the enclosed proxy ("Proxy") are furnished on behalf of the Board of Directors of Optio Software, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 21, 2001 at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about May 25, 2001 to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

    Only holders of record of common stock of the Company, no par value per share (the "Common Stock"), at the close of business on May 9, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 9, 2001, the Company had outstanding and entitled to vote 18,499,698 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

    The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

    The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on Proposal Two set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to Proposal Two will have the same effect as a vote against this proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

Proxies

    When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of Proposal Two.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the amount and percent of shares of Common Stock which, as of May 9, 2001, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as listed under "Executive Compensation—Summary Compensation Table" below), by all Directors and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class Owned(2)
C. Wayne Cape(3)	9,765,060	46.0%
F. Barron Hughes(4)	762,000	4.0%
Charles Carey	1,934,770	10.5%
David Dunn-Rankin(5)	581,000	3.0%
James J. Felcyn, Jr.(6)	26,000	*
Daryl G. Hatton(7)	598,500	3.1%
Mitchel J. Laskey(8)	25,000	*
David T. Leach	—	—
Warren K. Neuburger(9)	50,000	*
Mark White(10)	252,500	1.3%
G. Robert Beck(11)	596,666	3.1%
Steven Kaye(12)	40,000	*
All directors and executive officers as a Group (8 persons)(13)	14,002,330	60.0%

*
Less than 1% of the outstanding Common Stock.

(1)
The business address of Messrs. Cape, Hughes, Dunn-Rankin, Hatton, Neuburger and White is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. Mr. Carey's business address is c/o Enterprise Resolutions, 4250 River Green Parkway, Duluth, Georgia 30096. Mr. Felcyn's business address is 688 Edgewater Drive, Deerfield Beach, Florida 33442. Mr. Laskey's business address is 615 Crescent Executive Court, Fifth Floor, Lake Mary, Florida 32746. Mr. Leach's business address is 905 Tiverton Lane, Alpharetta, Georgia 30022.

(2)
For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days following May 9, 2001, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
This number includes 2,750,000 shares subject to options exercisable within 60 days held by Mr. Cape, 69,130 shares held by Mr. Cape's wife, and 4,410 shares of Mrs. Cape subject to options exercisable within 60 days with respect to which Mr. Cape disclaims beneficial ownership.

(4)
This number includes 762,000 shares subject to options exercisable within 60 days held by Mr. Hughes.

(5)
This number includes 560,000 shares subject to options exercisable within 60 days held by Mr. Dunn-Rankin and 21,000 shares held by the Dunn-Rankin Family Limited Partnership.

(6)
This number includes 15,000 shares subject to options exercisable within 60 days held by Mr. Felcyn.

(7)
This number includes 443,500 shares subject to options exercisable within 60 days and 4,500 shares held by Mr. Hatton's immediate family, with respect to which Mr. Hatton disclaims beneficial ownership.

(8)
This number includes 15,000 shares subject to options exercisable within 60 days held by Mr. Laskey.

(9)
Mr. Neuburger joined the Company as President and Chief Operating Officer on May 7, 2001. This number includes 50,000 shares subject to options exercisable within 60 days held by Mr. Neuburger.

(10)
This number includes 252,500 shares subject to options exercisable within 60 days held by Mr. White.

(11)
This number includes 586,666 shares acquired by Mr. Beck upon the exercise of vested options. The Company was unable to ascertain how many of these shares continue to be held by Mr. Beck. This number also includes 10,000 shares held by Mr. Beck's wife, with respect to which Mr. Beck disclaims ownership.

(12)
This number includes 40,000 shares subject to options exercisable within 60 days held by Mr. Kaye.

(13)
Includes 4,852,410 shares subject to options exercisable within 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

    The Board of Directors of the Company currently consists of four members, Messrs. Cape, Dunn-Rankin, Felcyn and Laskey. At the Annual Meeting, two directors are to be elected for the term described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Mr. Dunn-Rankin has been nominated for re-election as a Class II Director and Mr. Leach has been nominated to also serve as a Class II Director. The terms of the Class I directors and Class III director will expire upon the election and qualification of successor directors at the 2003 and 2002 annual meeting of shareholders, respectively. The term of the new Class II directors will expire upon the election and qualification of successor directors at the 2004 annual meeting of shareholders. There are no family relationships between any of the directors or executive officers of the Company.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. The persons nominated for election have agreed to serve if elected and management has no reason to believe that the nominees will be unable to serve.

  The Board of Directors recommends a vote FOR each named nominee.

Nominees, Incumbent Directors and Executive Officers

    The following sets forth certain information regarding the nominees for director and the three incumbent directors whose terms will continue following the Annual Meeting.

Nominees to Serve as Class II Directors (Term Expires in 2004)

    David Dunn-Rankin, 42, has served as a Director since October 1999. Until December 2000, Mr. Dunn-Rankin served as a member of the Compensation and Audit Committees of the Board of Directors. Since December 2000, Mr. Dunn-Rankin has served as Acting Senior Vice President—Sales and Marketing for the Company. Prior to joining the Company, Mr. Dunn-Rankin served as the President of ecIndX, Inc. from January 2000 to November 2000. Prior to accepting that position, Mr. Dunn-Rankin served as Chief Executive Officer for The UniLink Group, LLC from October 1997 until 2000. From June 1995 to September 1997, Mr. Dunn-Rankin served as a partner at Bridges & Dunn-Rankin, a certified public accounting and consulting firm. Mr. Dunn-Rankin also serves on the boards of directors for Sun Coast Media Group, Folio Z and Classic Real Estate Systems.

    David T. Leach, 50, has been nominated to serve on the Board of Directors of the Company. Mr. Leach served as acting Chairman of the Board for Harbinger Corporation from January 2000 until June 2000. Mr. Leach served as Vice Chairman of Harbinger Corporation from September 1998 until January 2000. From March 1997 until September 1998, Mr. Leach served as Chief Executive Officer of Harbinger Corporation and from February 1994 until March 1997, Mr. Leach served as President and Chief Operating Officer.

Incumbent Class I Directors (Term Expires in 2003)

    C. Wayne Cape, 46, the founder of the Company, has served as Chief Executive Officer of the Company since its inception in 1981. Mr. Cape also served as President of the Company from its inception until May 2001, when the Board of Directors appointed Warren Neuburger as President and Chief Operating Officer of the Company. Mr. Cape became Chairman of the Board of Directors in

September 1999. Prior to launching the Company, Mr. Cape was an employee at Digital Communication Associates from 1974 to 1981 where he served in a variety of technical, sales and regional sales management positions.

    James J. Felcyn, Jr., 59, has served as a Director of the Company since December 1999 and has served on the Compensation and Audit Committees since February 2000. Mr. Felcyn was Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Citrix Systems, Inc., a leading provider of thin client/server system software, from July 1994 to December 1999. Mr. Felcyn also serves as a director of five other companies, including Equinox Systems, Inc., a provider of connectivity solutions for remote access and multi-user applications and Ecometry Corporation.

Incumbent Class III Director (Term Expires in 2002)

    Mitchel J. Laskey, 51, has served as a Director and a member of the Compensation and Audit Committees of the Company since October 1999. Since November 2000, Mr. Laskey has served as a consultant to various public and private companies. Mr. Laskey previously served as President and Chief Executive Officer of Dynamic Healthcare Technologies, Inc. from May 1996 to November 2000. From August 1994 to May 1996, Mr. Laskey served as President and Chief Operating Officer of Dynamic Healthcare Technologies, Inc. From 1992 to 1994, Mr. Laskey served as Chairman and Chief Executive Officer of Dynamic Technical Resources, Inc., a healthcare information services and consulting firm. Mr. Laskey also serves as a director of Dynamic Healthcare Technologies, Inc. and CNL Bankshares, Inc.

Board of Directors Meetings and Committees of the Board of Directors

    During the fiscal year ended January 31, 2001, the Board of Directors held three formal meetings, and took action by unanimous written consent eleven times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

    Compensation Committee.  The Board of Directors has established a Compensation Committee, comprised of a majority of independent directors, on which James J. Felcyn, Jr. and Mitchel J. Laskey served throughout fiscal 2001. David Dunn-Rankin served on the Compensation Committee until his appointment as an officer of the Company in December 2000. The Compensation Committee, reviews and evaluates the compensation and benefits of all the officers, reviews general policy matters relating to compensation and benefits of employees of the Company, including the administration of the Optio Software, Inc. Stock Incentive Plan and the Optio Software, Inc. Directors' Stock Option Plan and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee held one formal meeting during fiscal 2001.

    Audit Committee.  The Board of Directors has also established an Audit Committee, comprised of a majority of independent directors, on which James J. Felcyn, Jr. and Mitchel J. Laskey served throughout fiscal 2001. David Dunn-Rankin served on the Audit Committee until his appointment as an officer of the Company in December 2000. The Audit Committee reviews the scope and timing of the Company's audit services and any other services the independent auditors are asked to perform, the auditor's report on the financial statements following completion of their audit and their policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the following year. The Audit Committee held four formal meetings during the fiscal year ended January 31, 2001.

    The Company has no standing nominating or other committee performing similar functions. The Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of the shareholders must provide notice of such nomination not less than 60 days prior to the meeting and such notice must provide the Company certain information regarding the nominee.

Directors' Compensation

    The Company reimburses all directors for their reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committees on which they serve. In addition, the non-employee members of the board are entitled to receive options pursuant to the Optio Software, Inc. Directors' Stock Option Plan, which was adopted by the Board in October 1999. Under the terms of the Directors' Stock Option Plan, upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the common stock of the Company. At the end of each completed year of service as an eligible director, a director shall be granted an option to purchase 5,000 shares of common stock. All options granted under the Directors' Stock Option Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares on the date of grant. Pursuant to the Directors' Stock Option Plan, 300,000 shares of common stock are reserved for issuance. Following the Company's Annual Meeting in June 2000, by the terms of the Directors' Stock Option Plan, Messrs. Dunn-Rankin, Laskey and Felcyn were each automatically granted additional options to purchase 5,000 share of common stock. Following the 2001 Annual Meeting, Messrs. Felcyn and Laskey will each receive, pursuant to the terms of the Directors' Stock Option Plan, additional options to purchase 5,000 shares of common stock. If elected as a director, Mr. Leach will receive an option to purchase 10,000 shares of common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth, for the year ended January 31, 2001, the total compensation paid to or accrued by the Company's Chief Executive Officer, the three other executive officers with the next highest total annual salary and bonus which exceeded $100,000 and two individuals whose total annual salary and bonus exceeded $100,000 but who were no longer serving as executive officers of the Company at January 31, 2001 (collectively, the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options (#)	All Other Compensation ($)(1)
	Year	Salary	Bonus
C. Wayne Cape Chairman and Chief Executive Officer	2001 2000 1999	$210,000 210,000 210,000	$18,375 — 36,750	— — —	$124,661 150,009 64,154
F. Barron Hughes Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	$140,000 128,750 105,312	$12,250 19,250 750	14,000 — —	— — —
Daryl G. Hatton Chief Technology Officer	2001 2000 1999	$100,000 100,000 91,875	$8,750 17,500 —	10,000 — —	— — —
Mark White Vice President—Information Systems	2001 2000 1999	$99,375 85,000 72,375	$7,438 14,875 —	10,000 — —	— — —
G. Robert Beck(2) Senior Vice-President—Sales and Client Services	2001 2000 1999	$175,000 175,000 156,250	$15,313 30,625 —	17,500 — —	$130,860 150,009 —
Steven Kaye(3) Senior Vice President—Marketing and Business Development	2001 2000 1999	$147,917 89,667 —	$8,531 — —	100,000 — —	— — —

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2)
Mr. Beck resigned from his position with the Company prior to January 31, 2001.

(3)
Mr. Kaye joined the Company in May 1999 and resigned from his position prior to January 31, 2001.

Option Grants in Last Fiscal Year

    The following table sets forth all individual grants of stock options during the fiscal year ended January 31, 2001, to each of the Named Executive Officers:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Individual Grants
	Number of Securities Underlying Options Granted(3)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price Per Share(1)	Expiration Date
					5%	10%
G. Robert Beck(4)	17,500	0.96%	$9.4375	5/1/10	$103,866	$263,216
Daryl G. Hatton	10,000	0.55%	$9.4375	5/1/10	$59,352	$150,409
F. Barron Hughes	14,000	0.77%	$9.4375	5/1/10	$83,093	$210,573
Steven Kaye(4)	100,000	5.51%	$9.4375	5/1/10	$593,520	$1,504,090
Mark White	10,000	0.55%	$9.4375	5/1/10	$59,352	$150,409

(1)
The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

(3)
Grants become exercisable in equal installments beginning on the first anniversary of the date of grant continuing for four years thereafter until fully vested.

(4)
These options have subsequently expired upon each officer's resignation from the Company.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

    The following table sets forth information concerning option exercises and the year-end values of unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of January 31, 2001.

					Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)(3)
			Number of Securities Underlying Unexercised Options at Fiscal Year-End
	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Wayne Cape	—	—	2,500,000	500,000	$3,063,750	$537,500
G. Robert Beck(4)	64,600	$325,411	935,400	267,500	$1,155,555	$268,750
F. Barron Hughes	41,500	$181,925	658,500	214,000	$1,007,888	$215,000
Daryl G. Hatton	21,500	$89,990	316,000	260,000	$350,260	$268,750
Steven Kaye(5)	22,500	$52,750	40,000	—	$11,000	—
Mark White	—	—	250,000	10,000	$318,750	—

(1)
Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale.

(2)
Based on the fair market value of the Common Stock as of January 31, 2001 of $1.875 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

(3)
This number does not include options which were not in-the-money as of January 31, 2001.

(4)
Subsequent to January 31, 2001, Mr. Beck resigned from the Company and exercised a portion of his vested options. Mr. Beck's unexercised vested options and unvested options have expired.

(5)
Due to Mr. Kaye's resignation from the Company during fiscal year 2001, his outstanding vested options expire on June 8, 2001.

Employment Agreements

    All of our principal employees, including executive officers, are required to sign an agreement with us restricting the ability of the employee to compete with us or to solicit our customers or employees during his or her employment and for a period of one year thereafter. The agreement also provides for our ownership of the work product of the employee, an assignment to us of intellectual property, and a prohibition from the disclosure of our trade secrets and confidential information.

Limitation of Liability and Indemnification of Officers and Directors

    The Company's articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Georgia law and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under Georgia law. The Company's bylaws provide that it must indemnify its directors against all liabilities to the fullest extent permitted under Georgia law and that the Company must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

    The Company has entered into agreements that require it to indemnify its directors and officers to the fullest extent permitted under Georgia law. In addition, the Company has agreed to defend, hold harmless and indemnify its directors and officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, of the Company or is serving, at the request of the Company, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Georgia law. Further, the Company will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Company believes that these agreements, as well as the provisions contained in its articles and bylaws described above, are necessary to attract and retain qualified persons as directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the provisions of the charter documents, Georgia law or the agreements described above, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

    During the fiscal year ended January 31, 2001, the Compensation Committee of the Board of Directors (the "Committee") consisted of James J. Felcyn, Jr. and Mitchel J. Laskey. David Dunn-Rankin served on the Committee until his appointment as an officer of the Company in December 2000. The Committee also administers the Company's Directors' Stock Option Plan.

    The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2001 compensation was determined for the executive officers of the Company, with particular detail given to the 2001 compensation for the Company's Chief Executive Officer. The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

    The Company's executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of the Company. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to the performance of the Company. In so doing, the policy strives to align the financial rewards to the Company's executive officers with the financial interests of the Company's shareholders.

    The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee relative to the Company's executive officers and key employees are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

    Base Salary.  Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 2001 were not linked to specific Company performance criteria.

    Incentive Cash Bonuses.  The Company's executive officers, as well as other management employees, are eligible to receive cash bonus awards. The Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. The judgment of the Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on the financial performance of the Company are also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers under the plan at the sole discretion of the Compensation Committee.

    Equity Incentives.  The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Stock Incentive Plan provides the means through which executive officers can build an investment in Common Stock which will align such officers' economic interests with the interests of the Company's shareholders. Under the Company's Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued only stock options under the plan. During the fiscal year ended January 31, 2001, options to purchase an aggregate of 84,000 shares of common stock were granted to the Company's executive officers.

    For the Company's current fiscal year, the Committee intends to recommend to the Board of Directors that options be granted to all employees based upon the Company's achievement of the plan objectives and the Committee's assessment of the individual's contribution to the Company's performance. In addition, the Committee has delegated authority to Mr. Cape, as Chief Executive Officer of the Company, to approve grants of stock options to employees in amounts not to exceed 2% of such employee's annual salary, but in no event more than 25,000 options to any one employee in a single year without approval of the Committee.

    Other Benefits.  Executive officers also participate, on a voluntary basis, in the Company's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) plan, including Company matching contributions.

Compensation of the Chief Executive Officer

    The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. C. Wayne Cape has served as the Company's Chief Executive Officer since inception. For the fiscal year ended January 31, 2001, Mr. Cape's compensation plan included a base salary of $210,000. Mr. Cape received additional compensation of $124,661 for the 2001 fiscal year for commissions based on the Company's revenue performance. The Committee believes that Mr. Cape's total fiscal year 2001 compensation was below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Cape's base salary for the current fiscal year is $300,000. Mr. Cape did not receive any options or other equity-based incentives during the 2001 fiscal year. Mr. Cape will be entitled to receive options during the current fiscal year, depending upon the Committee's assessment of his performance and the Company's achievement of the specified objectives for performance criteria.

Policy with Respect to Qualifying Compensation for Deductibility

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

Compensation Committee of the Board of Directors
Mitchel J. Laskey James J. Felcyn, Jr.

Compensation Committee Interlocks and Insider Participation

    Prior to the formation of the Compensation Committee in October 1999, C. Wayne Cape, the founder and Chief Executive Officer, discharged the duties customarily performed by a compensation committee. The Company loaned $48,800 to C. Wayne Cape on a non-interest basis in ten advances from October 15, 1986 to May 9, 1995. This loan is due and payable upon demand and is unsecured. Mr. Cape has made no payments on this loan.

    On December 31, 1988, the Company loaned $30,000 to C. Wayne Cape pursuant to a promissory note. This note bears interest at 10% per annum and is unsecured. The principal and interest under the note were due and payable on December 30, 1990; however, the Company has not requested payment. To date, Mr. Cape has made no payments pursuant to the note and the outstanding balance of principal plus interest as of January 31, 2001 was $66,250.

REPORT OF THE AUDIT COMMITTEE

    The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

    During fiscal 2001, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board. The complete text of the new charter is reproduced as Appendix A to this Proxy Statement.

    In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    With respect to the Company's outside auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

    During the year, the Board examined the composition of the Audit Committee in light of the adoption by the National Association of Securities Dealers of new rules governing audit committees. Based upon this examination, the Board confirmed that two members of the Audit Committee are "independent" within the meaning of the new rules. Due to David Dunn-Rankin's employment as an officer of the Company, Mr. Dunn-Rankin is not considered "independent" within the meaning of the new rules. If David Leach is elected to the Board, the Board intends to appoint him to the Committee. The Board believes that Mr. Leach is "independent" for the purposes of the new rules.

    On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Mitchel J. Laskey
James J. Felcyn, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2001, the following person failed to file on a timely basis reports required by Section 16(a), for the transactions indicated:

Name of Reporting Person	Description
Charles Carey	Statement of Changes in Ownership on Form 4 was due on March 10, 2000 and April 10, 2000 and filed on May 11, 2000

STOCK PERFORMANCE GRAPH

    The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period from December 15, 1999, the date of the Company's initial public offering, through January 31, 2001, against the cumulative shareholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes that $100 was invested on November 30, 1999 in each of the comparison indices and December 15, 1999 in our common stock. All amounts have been calculated as if all dividends were reinvested.

	11/30/99	1/31/00	01/31/01
Nasdaq Stock Market (U.S. Companies) Index	100.00	118.11	82.21
Standard & Poor's Computers (Software & Services) Index	100.00	126.68	74.29
Optio Software, Inc.	100.00	101.53	11.49

    The preceding Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

Related Party Transactions

    In the past, the Company has loaned a total of $78,800 to C. Wayne Cape. See "Compensation Committee Interlocks and Insider Participation."

    The Company loaned $600,000 to David Dunn-Rankin, a director of the Company, in six advances from August 6, 1998 to February 19, 1999. This loan bears interest at 9% per annum. Mr. Dunn-Rankin is required to make annual interest payments on October 13 of each year, and the principal is due and payable in full on October 13, 2001. This loan is secured by Mr. Dunn-Rankin's options to acquire 500,000 shares of Common Stock at an exercise price of $0.60 per share. This loan was originally convertible into equity of The Unilink Group, LLC, a technology company controlled by Mr. Dunn-Rankin; however, the Company did not elect to convert in the time frame agreed to with Mr. Dunn-Rankin. Additionally in August 2000, the Company invested $2.0 million in ecIndX, Inc. a supply chain collaboration vendor, in exchange for a minority interest in the company. ecIndX, Inc. was founded and is partly owned by Mr. Dunn-Rankin. ecIndX, Inc. also entered into the Company's standard license agreement, pursuant to which ecIndX, Inc. has paid the Company $339,081 in software license fees. Mr. Dunn-Rankin was appointed acting Vice President—Sales and Marketing of the Company in December 2000 and in such capacity, received $32,692 as compensation during the fiscal year ended January 31, 2001.

    The outstanding balance of principal plus interest on other interest bearing notes receivable from shareholders as of January 31, 2001 was $121,000.

    The Company has agreed to provide indemnification to its executive officers and directors which may require the Company to indemnify officers and directors against liabilities that may arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

    All future transactions, including loans, if any, between the Company and its officers, directors and principal shareholders and their affiliates and any transactions between the Company and any entity with which its officers, directors or principal shareholders are affiliated will be subject to the approval of a majority of the Board of Directors, including the majority of the independent and disinterested outside directors of the Board of Directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders, the Board of Directors has selected the accounting firm of Ernst & Young LLP to serve as its independent auditors for the fiscal year ending January 31, 2002. The appointment of this firm was recommended to the Board of Directors by its Audit Committee. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

    The Company engaged Ernst & Young LLP, effective for the 1996 fiscal year, as the principal accountant to audit the Company's financial statements. During the Company's three most recent fiscal years and any subsequent interim periods prior to engaging Ernst & Young LLP, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

    The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year 2001, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal year 2001, totaled $151,800.

Financial Information Systems Design and Implementation Fees

    No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company for professional services in fiscal year 2001.

All Other Fees

    The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above were $218,206. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

    The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.

SHAREHOLDER PROPOSALS

    Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2002 Annual Meeting of Shareholders must be received by the Company no later than January 15, 2002 if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

    In order for a shareholder to bring any business or nominations before the 2002 Annual Meeting of Shareholders, certain conditions set forth in Section 2.13 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 60 days notice or public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

OTHER MATTERS

    Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and the shareholders.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      C. Wayne Cape
                       Chairman of the Board of Directors and
                      Chief Executive Officer

APPENDIX A

Optio Software, Inc.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  •
  Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  •
  Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation.

  •
  Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.
Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2.
Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3.
Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

1.
Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

2.
Oversee independence of the accountants by:

•
receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standing 1 ("ISB No. 1");

•
reviewing and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

•
recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

Financial Reporting Process

1.
In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

2.
Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

3.
Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

4.
Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General

1.
Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

2.
Report through its Chairperson to the Board following meetings of the Audit Committee.

3.
Maintain minutes or other records of meetings and activities of the Audit Committee.

2

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints C. Wayne Cape and F. Barron Hughes, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Optio Software, Inc. held of record by the undersigned on May 9, 2001, at the annual meeting of stockholders to be held on June 21, 2001 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)
(Continued on reverse side)

    The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposal 2.

    I PLAN TO ATTEND MEETING  / /

    The Board of Directors Recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposal 2.

Proposal 1—Election of the following Nominees as Directors:
FOR all Nominees listed at right (except as marked to the contrary)	WITHHELD for all Nominees listed at right	NOMINEES:	David Dunn-Rankin	David T. Leach
/ /	/ /	(To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

Proposal 2—Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2002:
	For / /	Against / /	Abstain / /

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.
Date
Signature
Signature if held jointly
Please mark, date and sign as your name appears above and return in the enclosed envelope

QuickLinks

Optio Software, Inc. 3015 Windward Plaza Windward Fairways II Alpharetta, Georgia 30005
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
Optio Software, Inc. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
Optio Software, Inc. 3015 Windward Plaza Windward Fairways II Alpharetta, Georgia 30005